Exhibit 24.1
                        TECO ENERGY, INC.
                        POWER OF ATTORNEY

    WHEREAS,  the  Board  of  Directors  of  TECO Energy, Inc., a
Florida corporation, at a meeting held on January 15, 1997, authorized the officers and Directors of the Corporation to execute a Registration Statement on Form S-8 and authorized the officers of the Corporation to file said Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933 as amended.

    NOW, THEREFORE, each of the undersigned in his capacity as a Director or officer or both, as the case may be, of said Corporation, does hereby appoint R. H. Kessel, A. D. Oak and D.
R. Pokross, Jr., and each of them, severally, his true and lawful attorneys or attorney to execute in his name, place and stead, in his capacity as Director or officer or both, as the case may be, of said Corporation, said Registration Statement and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys has the power to act hereunder with or without the other of said attorneys and shall have full power of substitution and resubstitution. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or neces-sary to be done in the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, and each of the undersigned hereby ratifies and approves the acts of said attorneys and each of them.

    IN TESTIMONY WHEREOF, the undersigned have executed this instrument on the dates set forth below.


/s/T. L. Guzzle                              January 15, 1997
T. L. Guzzle, Chairman of the Board
Principal Executive Officer) and Director


/s/ A. D. Oak                                January 15, 1997
A. D. Oak, Senior Vice President-Finance
(Principal Financial and Accounting Officer)


/s/ G. F. Anderson                           January 15, 1997
G. F. Anderson, President,
Director and Chief Operating Officer


/s/ C. D. Ausley                             January 15, 1997
C. D. Ausley, Director


/s/ S. L. Baldwin                            January 15, 1997
S. L. Baldwin, Director


/s/ H. L. Culbreath                          January 15, 1997
H. L. Culbreath, Director

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/s/ J. L. Ferman, Jr.                        January 15, 1997
J. L. Ferman, Jr., Director

/s/ E. L. Flom                               January 15, 1997
E. L. Flom, Director

/s/ H. R. Guild, Jr.                         January 15, 1997
H. R. Guild, Jr., Director

/s/ D. R. Hendrix                            January 15, 1997
D. R. Hendrix, Director

/s/ R. L. Ryan                               January 15, 1997
R. L. Ryan, Director

/s/ W. P. Sovey                              January 15, 1997
W. P. Sovey, Director


/s/ J. T. Touchton                           January 15, 1997
J. T. Touchton, Director

/s/ J. A. Urquhart                           January 15, 1997
 J. A. Urquhart, Director

/s/ J. O. Welch , Jr.                        January 15, 1997
J. O. Welch, Jr., Director






























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